                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

ENTITY                                                  INCORPORATED
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Biogen Idec MA Inc.                                     Massachusetts
Biogen Idec U.S. Corporation                            Massachusetts
Biogen Idec U.S. Limited Partnership                    Massachusetts
Biogen Idec Holding I Inc.                              Delaware
Biogen Idec Holding II Inc.                             Delaware
The Biogen Idec Foundation Inc.                         Massachusetts
Biogen Idec (RTP) Realty LLC                            Delaware
Biogen Idec Realty Corporation                          Massachusetts
Biogen Idec Realty Limited Partnership                  Massachusetts
Biogen Idec U.S. West Corporation                       Delaware
Biogen Idec U.S. Pacific Corporation                    Delaware
Biogen Idec Nobel Research Center, LLC                  Delaware
Biogen Idec Trade Services Building, LLC                Delaware
Biogen Idec Manufacturing Operations, LLC               Delaware
Biogen Idec Canada Inc.                                 Canada
Biogen Idec Austria GmbH                                Austria
Biogen Idec Belgium SA/NV                               Belgium
Biogen Idec BV                                          The Netherlands
Biogen Idec International BV                            The Netherlands
Biogen Idec (Denmark) A/S                               Denmark
Biogen Idec (Denmark) Manufacturing ApS                 Denmark
Biogen Idec Finland Oy                                  Finland
Biogen Idec                                             France
Biogen Idec GmbH                                        Germany
Biogen Idec Iberia SL                                   Spain
Biogen Idec Limited                                     UK
Biogen Idec Norway AS                                   Norway
Biogen Idec Portugal - Sociedade Farmaceutica,          Portugal
  Unipessoal, Lda
BiogenIdec Sweden AB                                    Sweden
Biogen Idec (Switzerland) GmbH                          Switzerland
Biogen Dompe Srl                                        Italy
Biogen Dompe AG                                         Switzerland
Biogen Idec Australia Pty Ltd                           Australia
Biogen Idec Japan Ltd.                                  Japan
Idec Seiyaku KK                                         Japan
Biogen Idec (Bermuda) Investments Limited               Bermuda
Biogen Idec (Bermuda) Investments II Limited            Bermuda
Biotech Manufacturing C.V                               Netherlands
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